Exhibit 99.1

InspireMD Announces Pricing of Underwritten

Public Offering of Common Stock and Listing on NYSE MKT

TEL AVIV, Israel, APR 10, 2013 – InspireMD, Inc. (“InspireMD” or the “Company”) (NYSE MKT: NSPR) announced the pricing of an underwritten public offering of 12,500,000 shares of its common stock at a price to the public of $2.00 per share. The net proceeds to the Company from this offering are expected to be approximately $22.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about April 16, 2013, subject to customary closing conditions. InspireMD also has granted the underwriters a 30-day option to purchase up to an additional 1,875,000 shares to cover over-allotments, if any.

The Company also announced that, effective as of April 11, 2013, its common stock will begin trading on the NYSE MKT under the symbol “NSPR.” In connection with its listing on the NYSE MKT, the Company’s common stock will cease trading on the OTC Bulletin Board.

The Company intends to use the proceeds from the offering to redeem its convertible debentures, to support the worldwide commercialization of the MGuardTM Embolyic Protective Stent (EPS) in acute myocardial infarction, to pursue FDA approval in the U.S. and for general corporate purposes.

Cowen and Company, LLC is sole book runner and JMP Securities is acting as co-lead manager.

The offering of these securities will be made only by means of a prospectus. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (SEC). The registration statement may be accessed through the SEC’s website at www.sec.gov.

A prospectus relating to these securities may be obtained from Cowen and Company, LLC (c/o Broadridge Financial Services) at 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

 Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk

Redington, Inc.

+1-212-926-1733
+1-203-222-7399
inspiremd@redingtoninc.com